UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 18, 2024

OLYMPIC STEEL, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	0-23320	34-1245650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Millcreek Boulevard, Suite 650 Highland Hills, Ohio	44112
(Address of Principal Executive Offices)	(Zip Code)

(216) 292-3800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	ZEUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 2, 2023, the Board of Directors of Olympic Steel, Inc. (the “Company”) approved the Olympic Steel, Inc. Key Employee Severance Benefit Plan (the “Severance Plan”), which became effective as of such date.

The Company is currently party to individual employment agreements and management retention agreements with each of Richard A. Manson, the Company’s Chief Financial Officer, and Andrew S. Greiff, the Company’s President and Chief Operating Officer, which set forth the terms of their severance protection. On December 18, 2024, the Company and each of Mr. Manson and Mr. Greiff agreed to terminate their employment agreements and management retention agreements, effective December 18, 2024, at which time they will be covered by the Severance Plan. The benefits under the Severance Plan are substantially the same as the severance benefits currently payable under the individual agreements.

A copy of the Severance Plan is filed as Exhibit 10.43 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.43	Key Employee Severance Plan (Incorporated by reference to Exhibit 10.43 to Registrant’s Form 10-Q filed with the Commission on November 3, 2023 (Commission File No. 0-23320)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olympic Steel, Inc.
(Registrant)

December 23, 2024	/s/ Richard A. Manson
(Date)	Richard A. Manson
Chief Financial Officer
(Principal Financial and Accounting Officer)